UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2021

MID-SOUTHERN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-38491	82-4821705
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 North Water Street	47167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 883-2639

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MSVB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2021, the Board of Directors (the “Board”) of Mid-Southern Bancorp, Inc. (the “Company”) amended and restated the Company’s Bylaws (the “Bylaws”), effective immediately. The Bylaws were amended with respect to the conduct of meetings of stockholders.  Section 1 of Article II of the Bylaws was amended to clarify the Board’s authority to hold a virtual meeting of stockholders.  Section 12 of Article II of the Bylaws was amended to modify the advance notice procedure for stockholder proposals to be brought before a meeting of the Company’s stockholders, including proposed nominations for the election of directors.  As amended, the deadline for advance notice of business and nominations for the election of directors for stockholder meetings is generally no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders.

This description is only a summary of the changes to the Bylaws and is qualified in its entirety by reference to the full text of the Bylaws, as amended, set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

3.1	Amended and Restated Bylaws of Mid-Southern Bancorp, Inc, effective as of January 22, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-SOUTHERN BANCORP, INC.

Date: January 22, 2021	/s/ Alexander G. Babey
Alexander G. Babey
President and Chief Executive Officer